As filed with the Securities and Exchange Commission on March 11, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

C4 THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-5617627
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

490 Arsenal Way, Suite 200

Watertown, MA 02472

(617) 231-0700

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

C4 Therapeutics, Inc. 2020 Stock Option and Incentive Plan

C4 Therapeutics, Inc. 2020 Employee Stock Purchase Plan

(Full title of the plans)

 ________________________________________________________________

Andrew J. Hirsch

President and Chief Executive Officer

C4 Therapeutics, Inc.

490 Arsenal Way, Suite 200

Watertown, MA 02472

(617) 231-0700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence S. Wittenberg, Esq. Edwin O’Connor, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Jolie M. Siegel Chief Legal Officer C4 Therapeutics, Inc. 490 Arsenal Way, Suite 200 Watertown, MA 02472 (617) 231-0700

 ________________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
2020 Stock Option and Incentive Plan Common Stock, $0.0001 par value per share	2,152,981(2)	$39.53	$85,107,339	$9,285
2020 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	430,596(4)	$39.53	$17,021,460	$1,857
Total	2,583,577		$102,128,799	$11,142

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Consists of 2,152,981 additional shares issuable under the 2020 Stock Option and Incentive Plan, which represents the automatic annual increase to the number of shares available for issuance under the 2020 Stock Option and Incentive Plan effective as of January 1, 2021.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated based on the average of the high and low price of the registrant’s Common Stock as reported on the NASDAQ Global Select Market on March 5, 2021.

(4)

Consists of 430,596 additional shares issuable under the 2020 Employee Stock Purchase Plan, which represents the automatic annual increase to the number of shares available for issuance under the 2020 Employee Stock Purchase Plan effective as of January 1, 2021.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is filed to register the offer and sale of (i) an additional 2,152,981 shares of the Registrant’s common stock, $0.0001 par value per share, to be issued under the Registrant’s 2020 Stock Option and Incentive Plan and (ii) an additional 430,596 shares of the Registrant’s common stock, $0.0001 par value per share, to be issued under the Registrant’s 2020 Employee Stock Purchase Plan. This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-249286, filed by the Registrant on October 2, 2020, relating to the Registrant’s 2015 Stock Option and Grant Plan, 2020 Stock Option and Incentive Plan and 2020 Employee Stock Purchase Plan, pursuant to General Instruction E.

PART II

Information Required in the Registration Statement

Item 8. Exhibits

Refer to the Exhibit Index on the next page for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Form	File Number	Date of Filing	Exhibit Number	Filed Herewith

4.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-39567	10/06/2020	3.1

4.2	Second Amended and Restated Bylaws of the Registrant	S-1	333-248719	09/10/2020	3.5

4.3	Amended and Restated Investors’ Rights Agreement among the Registrant, its warrant holder and certain of its stockholders, dated June 5, 2020	S-1	333-248719	09/10/2020	3.1

5.1	Opinion of Goodwin Procter LLP					X

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)					X

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X

24.1	Power of attorney (included on the signature pages of this registration statement)					X

99.1	2020 Stock Option and Incentive Plan and forms of award agreements thereunder	S-1/A	333-248719	09/28/2020	10.2

99.2	2020 Employee Stock Purchase Plan	S-1/A	333-248719	09/28/2020	10.3

___________________

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts, on this 11th day of March 2021.

C4 THERAPEUTICS, INC.
By:	/s/ Andrew J. Hirsch
Andrew J. Hirsch President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Andrew J. Hirsch and William T. McKee as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Andrew J. Hirsch	President, Chief Executive Officer, and Director	March 11, 2021
Andrew J. Hirsch	(Principal Executive Officer)

/s/ William T. McKee	Chief Financial Officer	March 11, 2021
William T. McKee	(Principal Financial Officer)

/s/ Laura J. Wahlberg	Vice President of Finance and Corporate Controller	March 11, 2021
Laura J. Wahlberg	(Principal Accounting Officer)

/s/ Marc A. Cohen	Executive Chairman and Director	March 11, 2021
Marc A. Cohen

/s/ Kenneth C. Anderson, M.D.	Director	March 11, 2021
Kenneth C. Anderson, M.D.

/s/ Alain J. Cohen	Director	March 11, 2021
Alain J. Cohen

/s/ Bruce Downey	Director	March 11, 2021
Bruce Downey

/s/ Elena Prokupets, Ph.D.	Director	March 11, 2021
Elena Prokupets, Ph.D.

/s/ Malcolm Salter	Director	March 11, 2021
Malcolm Salter